ADMA Biologics Appoints Brian Lenz as Chief Financial Officer

HACKENSACK, N.J., May 3, 2012.  ADMA Biologics, Inc. (“ADMA”), a clinical stage biotechnology company focused on the development and commercialization of human plasma and plasma-derived therapeutics, today announced the appointment of Brian Lenz as Vice President and Chief Financial Officer.

“We are very pleased to have Brian join the ADMA executive management team,” stated Adam Grossman, President, CEO and founder.  “Brian is a valuable addition to the ADMA team bringing with him extensive experience in publicly traded pharmaceutical and biotechnology companies.   I look forward to working and building the business with him.”

Mr. Lenz has over 15 years of financial reporting experience, of which, 10 years have been in senior management roles of public pharmaceutical and biotechnology companies.  Mr. Lenz also brings significant experience in capital raising, business development, strategic planning and operations.

About ADMA Biologics, Inc.

ADMA is a clinical stage biotechnology company which focuses its efforts on the development and commercialization of human plasma and plasma-derived therapeutics. ADMA’s mission is to develop and commercialize plasma-derived, human immune globulins targeted at niche patient populations with unmet medical needs. In addition, ADMA operates ADMA BioCenters, a wholly-owned subsidiary and FDA-licensed source plasma collection facility located in Norcross, GA.

Cautionary Statement Regarding Forward-Looking Information

This press release contains “forward looking statements.” Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain the words “estimate,” “project,” “intend,” “forecast,” “anticipate,” “plan,” “planning,” “expect,” “believe,” “will,” “will likely,” “should,” “could,” “would,” “may” or, in each case, their negative, or words or expressions of similar meaning. These forward-looking statements include, but are not limited to, statements concerning the timing, progress and results of the clinical development, regulatory processes, potential clinical trial initiations, potential investigational new product applications, biologics license applications, and commercialization efforts of the Company's product candidate(s). Forward-looking statements are subject to many risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements, including, but not limited to, the risks listed under the heading “Risk Factors” in Amendment No. 2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission by ADMA on April 24, 2012. Therefore, current and prospective security holders are cautioned that there also can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent to the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation or warranty by ADMA or any other person that the objectives and plans of ADMA will be achieved in any specified time frame, if at all. Except to the extent required by applicable laws or rules, ADMA does not undertake any obligation to update any forward looking statements or to announce revisions to any of the forward-looking statements.

Contacts

ADMA Biologics, Inc.
Adam S. Grossman
President & CEO

Brian Lenz, CPA
Vice President and Chief Financial Officer

info@admabio.com